[THERMO ELECTRON CORPORATION LOGO]        [FISHER SCIENTIFIC INTERNATIONAL LOGO]

NEWS RELEASE

CONTACT INFORMATION
THERMO ELECTRON                                  FISHER SCIENTIFIC
Media Contact:                                   Media Contact:
Lori Gorski                                      Gia L. Oei
Phone:   781-622-1242                            Phone: 603-929-2489
E-mail: lori.gorski@thermo.com                   Email: Gia.Oei@fishersci.com

Investor Contact:                                Investor Contact:
Kenneth J. Apicerno                              Chet Mehta
Phone:   781-622-1111                            Phone: 603-929-2260
E-mail: ken.apicerno@thermo.com                  Email: Chet.Mehta@fishersci.com

               THERMO ELECTRON AND FISHER SCIENTIFIC TO COMBINE IN
                        INDUSTRY-TRANSFORMING TRANSACTION

o COMBINATION CREATES LEADING PROVIDER OF LABORATORY PRODUCTS AND SERVICES IN THE LIFE, LABORATORY AND HEALTH SCIENCES INDUSTRY

o ACCELERATES REVENUE GROWTH AND EXPECTED TO RESULT IN A 20 PERCENT COMPOUND ANNUAL GROWTH RATE IN ADJUSTED EPS OVER THREE YEARS

o       GENERATES $200 MILLION IN SYNERGIES

o TRANSACTION EXPECTED TO BE APPROXIMATELY 18 PERCENT ACCRETIVE TO THERMO'S 2007 CONSENSUS ADJUSTED EPS

o COMBINED COMPANY EXPECTED TO HAVE MORE THAN $9 BILLION IN REVENUES AND $1 BILLION IN CASH FLOW IN 2007

WALTHAM, MASS. AND HAMPTON, N.H., MAY 8, 2006 - Thermo Electron Corporation (NYSE: TMO) and Fisher Scientific International Inc. (NYSE: FSH) announced today that the boards of directors of both companies have unanimously approved a definitive agreement to combine the two companies in a tax-free, stock-for-stock exchange.

The transforming merger will create the leading provider of laboratory products and services in the high-growth life, laboratory and health sciences industry. The new company will be named Thermo Fisher Scientific Inc. and is expected to have 2007 revenues of more than $9 billion. Thermo and Fisher have complementary technology leadership in instrumentation, life science consumables, software and services. By combining these capabilities, the company will be uniquely positioned to provide integrated, end-to-end technical solutions. Thermo Fisher Scientific will have an industry leading global sales and service organization with nearly 7,500 professionals serving its customers worldwide.

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Under the terms of the agreement, Fisher shareholders will receive 2.00 shares of Thermo common stock for each share of Fisher common stock they own. Based on Thermo's closing price of $39.45 per share on May 5, 2006, this represents a value of $78.90 per Fisher share, or an aggregate equity value of $10.6 billion, not including net debt of $2.2 billion. Upon completion of the transaction, Thermo's shareholders would own approximately 39 percent of the combined company, and Fisher shareholders would own approximately 61 percent. The transaction will be treated as a reverse merger with Thermo as the acquirer.

Marijn E. Dekkers, president and chief executive officer of Thermo, will become president and chief executive officer of the combined company, and Paul M. Meister, vice chairman of the board for Fisher, will become chairman of the board of the combined company. Following the close of the transaction, Paul M. Montrone, chairman and chief executive officer of Fisher, will be stepping aside in support of the new management team. He will be concentrating on launching new business opportunities and will remain an adviser to the company. Jim P. Manzi, chairman of the board of Thermo, will serve on the board of directors of the combined company. Thermo Fisher Scientific's board of directors will be comprised of eight members, with five nominated by Thermo and three nominated by Fisher.

"This combination brings together two well-respected industry leaders in the life, laboratory and health sciences marketplace to create a company that has the product breadth, global reach and operational expertise to drive significant value for shareholders, customers and employees," said Dekkers. "Both Thermo and Fisher have strong track records of acquisition success and margin expansion. By combining our companies' complementary world-class product and service offerings with Fisher's unparalleled customer access, we expect to accelerate growth by further penetrating our vast customer base. Our customers will benefit from a partnership that can provide integrated, end-to-end application solutions to reduce their costs and increase efficiency. Our companies and employees share a strong commitment to our customers, and I am pleased to bring the talented employees of these two great companies together."

"For more than 100 years, Fisher has played an important role in aiding scientific discovery. Our focus on supplying innovative product and service solutions has enabled our 350,000 customers to concentrate on what they do best -- improving health and extending life. Thermo has an equally solid record, and the combined company will be well-positioned to deliver accelerated earnings growth for shareholders," said Montrone.

Meister added, "This is a great transaction that provides Fisher shareholders with enhanced value both today and over the long-term. The upside potential we see as a result of our combination is compelling. By leveraging the operating expertise at both companies, we anticipate realizing the strategic and financial benefits of this transaction quickly and efficiently."

BENEFITS OF THE TRANSACTION

STRATEGIC COMBINATION. The merger creates the world's only provider of fully integrated, end-to-end solutions in the life, laboratory and health sciences industry.

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ACCRETIVE TO EARNINGS. Thermo expects 2007 adjusted earnings per share of the combined company to be in the range of $2.27 to $2.37, reflecting accretion of approximately 18 percent to Thermo's consensus 2007 adjusted EPS.

ACCELERATES REVENUE AND EARNINGS GROWTH. The merger accelerates revenue growth and is expected to result in a 20 percent compound annual growth rate in adjusted EPS over three years.

$200 MILLION OF SYNERGIES. The transaction is expected to generate $200 million of cost and revenue-related synergies in three years. 2007 synergies are expected to be at least $75 million.
o $150 million of cost-related synergies, excluding one-time costs, are expected to result primarily from manufacturing rationalization, sourcing and logistics efficiencies, and shared administrative functions.
o $50 million of revenue-related synergies are expected to result from cross-selling opportunities, enhanced geographic reach, penetration of new and existing markets, and new solutions development.

STRONG CASH FLOW AND FINANCIAL FLEXIBILITY. Operating cash flow is expected to be in excess of $1 billion in 2007. With its solid balance sheet and strong cash flow, the combined company will be well-positioned to accelerate growth both organically and through acquisitions. In addition, the Thermo Electron board has increased the current authorization of its buyback program to $300 million.

TALENTED EMPLOYEE BASE. Both Thermo and Fisher have exceptional teams of talented and experienced employees. This combination of industry leaders is expected to benefit customers and suppliers, and provide greater opportunities for the 30,000 employees of the combined company.

Thermo Fisher Scientific will be headquartered in Waltham, Mass., and will continue to have an office in Hampton, N.H.

APPROVALS AND TIME TO CLOSE

The transaction is subject to approval by both companies' shareholders as well as customary closing conditions and regulatory approvals. The transaction is expected to close in the fourth quarter of 2006.

ADVISERS

In connection with the transaction, Lehman Brothers and Rothschild Inc. are acting as financial advisers to Thermo, and Wachtell, Lipton, Rosen & Katz is legal counsel. Goldman, Sachs & Co. and Lazard Freres & Co. LLC are acting as financial advisers to Fisher, and Skadden, Arps, Slate, Meagher & Flom LLP is legal counsel.

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Thermo and Fisher will host a conference call and webcast with investment analysts and shareholders at 10 a.m. EDT today to provide more information on this announcement and respond to questions. The webcast and accompanying slides can be accessed at www.thermo.com and www.fisherscientific.com. An audio archive of the call will be available on both companies' Web sites.

Conference Call Dial-in:   888-823-7459              Domestic
                           973-935-2986              International
                           Passcode:                 7369609

Replay Dial-in:            877-519-4471              Domestic
                           973-341-3080              International
                           Passcode:                 7369609


ABOUT FISHER SCIENTIFIC
Fisher Scientific International Inc. (NYSE: FSH) is a leading provider of products and services to the scientific community. Fisher facilitates discovery by supplying researchers and clinicians in labs around the world with the tools they need. We serve pharmaceutical and biotech companies; colleges and universities; medical-research institutions; hospitals; reference, quality-control, process-control and R&D labs in various industries; as well as government agencies. From biochemicals, cell-culture media and proprietary RNAi technology to rapid-diagnostic tests, safety products and other consumable supplies, Fisher provides more than 600,000 products and services. This broad offering, combined with Fisher's globally integrated supply chain and unmatched sales and marketing capabilities, helps make our 350,000 customers more efficient and effective at what they do.

Founded in 1902, Fisher Scientific is a FORTUNE 500 company and is a component of the S&P 500 Index. With approximately 19,500 employees worldwide, the company had revenues of $5.6 billion in 2005. Fisher Scientific is a company committed to delivering on our promises -- to customers, shareholders and employees alike. Additional information about Fisher is available on the company's Web site at www.fisherscientific.com.


ABOUT THERMO ELECTRON
Thermo Electron Corporation is the world leader in analytical instruments. Our instrument solutions enable our customers to make the world a healthier, cleaner and safer place. Thermo's Life and Laboratory Sciences segment provides analytical instruments, scientific equipment, services and software solutions for life science, drug discovery, clinical, environmental and industrial laboratories. Thermo's Measurement and Control segment is dedicated to providing analytical instruments used in a variety of manufacturing processes and in-the-field applications, including those associated with safety and homeland security. For more information, visit http://www.thermo.com.

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FORWARD-LOOKING STATEMENTS
Information set forth in this press release contains forward-looking statements, which involve a number of risks and uncertainties. Thermo Electron and Fisher Scientific caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving Thermo Electron and Fisher Scientific, including future financial and operating results, the new company's plans, objectives, expectations and intentions and other statements that are not historical facts.

Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Thermo Electron's and Fisher Scientific's filings with the SEC, including their respective Quarterly Reports on Form 10-Q for the first quarter of 2006. These include risks and uncertainties relating to: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; competition and its effect on pricing, spending, third-party relationships and revenues; the need to develop new products and adapt to significant technological change; implementation of strategies for improving internal growth; use and protection of intellectual property; dependence on customers' capital spending policies and government funding policies; realization of potential future savings from new productivity initiatives; dependence on customers that operate in cyclical industries; general worldwide economic conditions and related uncertainties; the effect of changes in governmental regulations; exposure to product liability claims in excess of insurance coverage; and the effect of exchange rate fluctuations on international operations. The parties undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

USE OF NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use the non-GAAP financial measure "adjusted EPS". Adjusted EPS excludes restructuring and other costs/income and amortization of acquisition-related intangible assets, certain other gains and losses, tax provisions/benefits related to the gains and losses, benefits from tax credit carryforwards, the impact of significant tax audits or events and discontinued operations. We exclude the above items because they are outside of our normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. We believe that the use of non-GAAP measures helps investors to gain a better understanding of our core operating results and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts.

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ADDITIONAL INFORMATION ABOUT THIS TRANSACTION
In connection with the proposed merger, Thermo Electron will file with the Securities and Exchange Commission (the "SEC") a Registration Statement on Form S-4 that will include a joint proxy statement of Thermo Electron and Fisher Scientific that also constitutes a prospectus of Thermo Electron. Thermo Electron and Fisher Scientific will mail the joint proxy statement/prospectus to their respective stockholders. Investors and security holders are urged to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information. You may obtain a free copy of the joint proxy statement/prospectus (when available) and other related documents filed by Thermo Electron and Fisher Scientific with the SEC at the SEC's Web site at www.sec.gov. The joint proxy statement/prospectus (when it is available) and the other documents may also be obtained for free by accessing Thermo Electron's Web site at http://www.thermo.com under the heading "About Thermo" and then under the heading "Investors" or by accessing Fisher Scientific's Web site at http://www.fisherscientific.com under the tab "Investor Info."

Thermo Electron, Fisher Scientific and their respective directors and executive officers may be soliciting proxies from stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Thermo Electron's executive officers and directors in Thermo Electron's definitive proxy statement filed with the SEC on April 11, 2006. You can find information about Fisher Scientific's executive officers and directors in their definitive proxy statement filed with the SEC on April 6, 2006. You can obtain free copies of these documents from Thermo Electron or Fisher Scientific using the contact information above.

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